KAUFMAN & MOOMJIAN, LLC
                         50 Charles Lindbergh Boulevard
                                    Suite 206
                          Mitchel Field, New York 11553

                                                  July 15, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20006

          Re:  Vizacom Inc.
               Registration Statement on Form S-3


Dear Sirs/Madams:

          We have acted as counsel for Vizacom Inc. (formerly known as Software Publishing Corporation Holdings, Inc.), a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate 3,647,781 shares (the "Shares") of the common stock, par value $.001 per share (the "Common Stock"), of the Company, and 17,052 warrants (the "Registered Warrants") to purchase an aggregate 17,052 shares of Common Stock, to be offered and sold by certain securityholders of the Company (the "Selling Securityholders"). In this regard, we have participated in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") relating to the Shares and Registered Warrants. The Shares include an aggregate 1,972,052 shares (the "Underlying Shares") of Common Stock issuable upon exercise of outstanding options and warrants (the "Derivative Securities") of the Company, including the Registered Warrants. In such connection, the Company is offering the Underlying Shares to the holders of the Derivative Securities.

          We are of the opinion that (a) the Derivative Securities, including the Registered Warrants, are valid and binding obligations of the Company, enforceable in accordance with their respective terms, (b) the Shares issued and outstanding on the date hereof are duly authorized, legally issued, fully paid and non-assessable and (c) the Underlying Shares, upon issuance in accordance with the terms of the respective Derivative Securities, will be duly authorized, legally issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                        Very truly yours,


                                       /s/ Kaufman & Moomjian, LLC
                                       Kaufman & Moomjian, LLC